As filed with the Securities and Exchange Commission on May 3, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	520 Lake Cook Road Deerfield, Illinois 60015 (847) 484-4400	62-1411546
(State of other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Robert K. Biggart

Senior Vice President, General Counsel and Secretary

Fortune Brands Home & Security, Inc.

520 Lake Cook Road, Deerfield, Illinois 60015

(847) 484-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Beth E. Berg

Lindsey A. Smith

Sidley Austin LLP

One South Dearborn, Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)

An indeterminate aggregate initial offering price and amount of debt securities as may from time to time be offered by the registrant at indeterminate prices is being registered pursuant to this registration statement.

(2)	The registrant is deferring payment of the registration fee and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

PROSPECTUS

Fortune Brands Home & Security, Inc.

Debt Securities

This prospectus describes some of the general terms that may apply to debt securities that we may issue and sell at various times. Please note that:

•	Prospectus supplements will be filed and other offering materials may be provided at later dates that will contain specific terms of each issuance of these debt securities.

•	You should read this prospectus and any prospectus supplements or other offering materials filed or provided carefully before you decide to invest.

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We may sell these debt securities to or through underwriters or dealers, through agents or directly to purchasers. If we use agents or underwriters to sell these debt securities, we will name them and describe their compensation in the related prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “FBHS.” We have not yet determined whether any of these debt securities will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

Investing in these debt securities involves certain risks. You should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as other risk factor information contained or incorporated by reference in this prospectus or in any prospectus supplement before making a decision to invest in these debt securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 3, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and the other materials to which we refer you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of each of those documents. As used in this prospectus, the terms the “Company,” “we,” “our” or “us” refer to Fortune Brands Home & Security, Inc., and its consolidated subsidiaries.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding our general business strategies, anticipated market potential, future financial performance, the potential of our brands expected capital spending, expected pension contributions, the anticipated effects of recently issued accounting standards on our financial statements, planned business strategies, market potential, future financial performance and other matters. Statements that include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the expectations, estimates, assumptions and projection about our industry, business and future financial results available at the time this prospectus is filed with the Securities and Exchange Commission (the “SEC”) or, with respect to any documents incorporated by reference, available at the time such document was prepared or filed with the SEC. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those referred to in the section below entitled “Risk Factors,” as well as the risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in any subsequent reports filed with the SEC, each of which is incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing an “automatic shelf” registration process. Under this automatic shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of certain terms of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the debt securities offered thereby. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the debt securities described in the applicable prospectus supplement. Before making an investment decision, you should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus, in their entirety.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the debt securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by the terms of that contract or other document filed as an exhibit. The registration statement and exhibits can be read at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information” in this prospectus.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our debt securities; and

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were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

FORTUNE BRANDS HOME & SECURITY, INC.

We are a leading home and security products company. We have three business segments, which we refer to as Plumbing, Outdoors & Security and Cabinets.

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Plumbing. Our Plumbing segment manufactures or assembles and sells faucets, accessories, kitchen sinks and waste disposals predominantly under the Moen, ROHL, Riobel, Victoria+Albert, Perrin & Rowe and Shaws brands. Although this segment sells products principally in the U.S., China and Canada, this segment also sells in Mexico, Southeast Asia, Europe and South America. This segment sells directly through its own sales force and indirectly through independent manufacturers’ representatives, primarily to wholesalers, home centers, mass merchandisers and industrial distributors.

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Outdoors & Security. Our Outdoors & Security segment manufactures and sells fiberglass and steel entry door systems under the Therma-Tru brand name, storm, screen and security doors under the Larson brand name, composite decking and railing under the Fiberon brand name, and urethane millwork under the Fypon brand name. It also manufactures, sources and distributes locks, safety and security devices and electronic security products under the Master Lock and American Lock brands and fire resistant safes, security containers and commercial cabinets under the SentrySafe brand. This segment sells products principally in the U.S., Canada, Europe, Central America, Japan and Australia. This segment’s principal customers are home centers, hardware and other retailers, millwork building products and wholesale distributors, and specialty dealers that provide products to the residential new construction market, as well as to the remodeling and renovation markets.

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Cabinets. Our Cabinets segment manufactures high quality stock, semi-custom and custom cabinetry, as well as vanities, for the kitchen, bath and other parts of the home. This portfolio includes brand names such as Aristokraft, Diamond Now, Mid-Continent, Homecrest, Kitchen Craft, Omega, EVE, Diamond Reflections, Diamond, Kemper, Schrock, Starmark, Ultracraft and Mantra. Substantially all of this segment’s sales are in North America. This segment sells directly to kitchen and bath dealers, home centers, wholesalers and large builders.

Additional information concerning us and each of our business segments is available in the periodic reports we file with the SEC that are incorporated by reference in this prospectus.

Our principal executive office is located at 520 Lake Cook Road, Deerfield, Illinois 60015 and our telephone number is (847) 484-4400.

RISK FACTORS

Investing in our debt securities involves risks. You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, as may be updated by our Quarterly Reports on Form 10-Q and other SEC filings, and the risk factors described under the caption “Risk Factors” in the applicable prospectus supplement, all of which are incorporated by reference to this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment in our debt securities.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include the repayment of existing indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries and the financing of possible acquisitions. Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF DEBT SECURITIES

Each prospectus supplement will state the particular terms of the debt securities it covers.

We will issue debt securities in one or more series under the indenture, dated as of June 15, 2015, by and among us and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities agent (as amended or supplemented from time to time, the “indenture”). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. Any indenture supplement or officers’ certificate we elect to use to establish the terms of debt securities issued under the indenture will be filed with the SEC. The terms of the debt securities of any series will be those specified in or pursuant to the indenture, any supplemental indenture or officers’ certificate, the applicable debt securities for that series and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This prospectus includes a summary of the indenture. This summary does not include or reflect any changes that may be made through any supplemental indenture. Any supplemental indenture may affect some or all debt securities we issue under the indenture. You should refer to the specific terms of the indenture, and any supplemental indentures we may file, for more detailed information and not rely only on the summary in this prospectus, or any summary contained in the applicable prospectus supplement. Some of the capitalized terms used in the following discussion are defined in the indenture. Those definitions are incorporated by reference into this prospectus. When we use italics, we are referring to sections in the indenture. Wherever we refer to particular provisions of the indenture, those provisions are incorporated by reference in our summary.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of those debt securities will be described in a prospectus supplement for those debt securities. If any particular terms of those debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. As used in this description of debt securities, the terms the “Company,” “we,” “our” or “us” refer only to Fortune Brands Home & Security, Inc., and not to any of its subsidiaries.

Determination of Terms

The debt securities of each series offered by this prospectus and the applicable prospectus supplement will constitute our unsecured unsubordinated obligations and will rank on parity in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. We may issue an unlimited principal amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of that series of debt securities, including, but not limited to, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the securities agent;

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whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•	whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;

•	whether the debt securities of the series will be subject to the defeasance and discharge provisions of the indenture; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such series.

As used in this prospectus and the prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indenture does not contain any provisions that limit our ability to incur indebtedness, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates that may adversely affect the holders of our debt securities.

Form, Denominations, Exchange and Transfer

Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities in definitive form solely as registered securities, without coupons. The indenture also provides that we may issue debt securities of a series in temporary or permanent global form. (Section 3.01).

Unless we specify otherwise in the applicable prospectus supplement, we will issue registered securities in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (Section 3.02).

You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in the applicable prospectus supplement. This may be done without service charge but we may require payment of taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of debt securities.

Unless otherwise provided in the applicable prospectus supplement, in the event of any redemption, we will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day the relevant notice of redemption is mailed and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any portion of a registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part. (Section 3.05).

Payment and Paying Agents

Unless we indicate otherwise in the applicable prospectus supplement, we will pay principal of and any premium and any interest on registered securities at the office of the paying agent or paying agents as we may designate at various times. However, we may make interest payments on registered securities (i) by check mailed to the address, as it appears on the security register, of the person entitled to the payments; or (ii) by transfer to an account maintained by the payee with a bank located inside the United States, if the Holder has provided valid wire transfer instructions at least three business days prior to the date such interest payment becomes due. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the record date for such interest. (Sections 3.07 and 10.02).

We will name the paying agents initially appointed by us for a series of debt securities in the applicable prospectus supplement. We may act as paying agent. We may terminate the appointment of any of the paying agents at various times.

All monies we pay to a paying agent for the payment of principal of, any premium or any interest on any debt securities that remain unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt securities will look only to us for payment. (Section 10.03).

Book Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. (Section 2.03).

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities must give notice to elect to have its debt securities repurchased or tendered, through its participant to the trustee and effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote debt securities deposited with them. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants. (Section 2.03).

Except as described in this prospectus (or the prospectus supplement for a particular series of debt securities), owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture. (Section 2.03).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee or securities agent will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

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DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	upon request by DTC,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that DTC directs. It is expected that these names will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt securities. (Section 2.03).

According to DTC, the information with respect to DTC in this section and elsewhere in this prospectus has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Certain Covenants

Any material covenants applicable to the debt securities of any series will be set forth in the applicable prospectus supplement.

Waiver of Covenants

Holders of a majority in principal amount of the outstanding debt securities of any series may waive our compliance with certain covenants that relate to such series of outstanding debt securities. (Section 10.08).

Modification of Indenture

In general, our rights and obligations and the rights of holders of debt securities under the indenture may be modified by one or more supplemental indentures if holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, the indenture provides that, unless each affected holder agrees, we cannot make any change to any payment term of a debt security such as:

•	changing the maturity date;

•	changing the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal or premium, if any, we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder;

•	modifying any right to convert the debt securities for another security to the detriment of the holder;

•	impairing any right of a holder to bring suit for payment or enforcement of a right of conversion;

•	relieving us of the obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or otherwise;

•	reducing the percentage of the aggregate principal amount of debt securities needed to make any such change to the indenture or to consent to any waiver provided for in the indenture; or

•	making any change to this provision of the indenture. (Section 9.02).

However, if the trustee, securities agent and we agree, we can enter into one or more supplemental indentures modifying the indenture without notifying any holders or seeking their consent for certain purposes, including, but not limited to, the following:

•	to add to the Events of Default with respect to any or all series of debt securities;

•	to add to our covenants in a manner that benefits the holders of all or any series of debt securities issued under the indenture, or to surrender any right or power conferred on us by the indenture;

•	to provide for security of debt securities of any series or add guarantees;

•	to establish the form or terms of debt securities of any series;

•	to amend the form or terms of debt securities of any series in a manner that does not adversely affect the interests of holders of any series of debt securities in any material respect;

•

to cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, in each case which does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	to add or change or eliminate any provisions of the indenture as are necessary or desirable in accordance with the Trust Indenture Act;

•

to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities in a manner that does not adversely affect the interests of holders of any series of debt securities in any material respect;

•

to add to or change any provisions of the indenture to the extent necessary to permit or facilitate the issuance of bearer securities, provided that any such action does not adversely affect the interests of the holders of any outstanding debt securities in any material respect; or

•

to conform the terms of the indenture or the debt securities to the description thereof contained in this prospectus and any other offering document relating to the offer and sale of those debt securities. (Section 9.01).

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Sections 5.13 and 10.08).

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee or the securities agent, and we or holders of at least 10% in aggregate principal amount of the outstanding debt securities may request the securities agent convene a meeting, and, upon delay by the security agent in convening such meeting, may convene a meeting. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent or waiver which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. (Sections 13.01, 13.02 and 13.04).

Defaults and Certain Rights on Default

An “Event of Default” is defined under the indenture as any of the following (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•

default in the due and punctual payment of any interest upon any of the debt securities of a series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

default in the due and punctual payment of the principal of (and premium, if any, on) any of the debt securities of a series as and when the same shall become due and payable either at maturity, by declaration as authorized by the indenture, or otherwise;

•

failure on our part to duly observe or perform any other of the covenants or agreements on our part in the debt securities of a series or in the indenture (other than a covenant or agreement a default in whose performance or whose breach is itself an Event of Default or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to us and the securities agent by the trustee or to us, the securities gent and the trustee by the holders of at least 25% in principal amount of the debt securities of such series at the time outstanding;

•	certain events of bankruptcy, insolvency, receivership or reorganization; and

•	any other event of default established for the debt securities of that series.

We will furnish to the trustee and the securities agent annually a written statement as to the fulfillment of our obligations under the indenture. In case an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series to be due and payable. The indenture permits such declaration, under certain circumstances, to be rescinded by the holders of a majority in principal amount of the debt securities of the series at the time outstanding. (Sections 5.01, 5.02 and 10.04).

Subject to the provisions of the indenture relating to the duties of the trustee and the securities agent in case an Event of Default occurs and is continuing, the indenture provides that the trustee and securities agent are not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee or securities agent, as applicable, reasonable security or indemnity.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series at the time outstanding and so affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or securities agent or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

The holders of a majority in principal amount of the debt securities of any series at the time outstanding and so affected may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of such series. (Sections 5.12, 5.13 and 6.03).

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities agent for cancellation all outstanding debt securities of a particular series or by depositing with the securities agent or delivering to the holders, as applicable, after debt securities of a particular series have become due and payable, whether at the maturity date or otherwise, cash sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us. Such discharge is subject to the other terms contained in the indenture, including the requirement that we provide an officers’ certificate and opinion of counsel to the trustee and securities agent that all of the conditions precedent to the satisfaction and discharge have been satisfied. (Section 4.01).

Covenant Defeasance and Discharge

Additionally, at our option, either (a) we are “discharged” (as described below) from our obligations with respect to the outstanding debt securities of a particular series or (b) we have no obligation to comply with certain covenants in the indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement at any time after the applicable conditions set forth below have been satisfied:

•

we have deposited irrevocably with the securities agent (or another trustee satisfying the requirements of the indenture) (i) money in an amount, or (ii) Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient (in the opinion of a nationally recognized registered public accounting firm) to pay and discharge each installment of and premium, if any, and interest on, the outstanding debt securities of the applicable series on the dates such installments of interest or principal and premium are due;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series has occurred and is continuing on the date of such deposit; and, in the case of debt securities being discharged, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of such deposit; and

•

if required for a series of debt securities, we have delivered to the trustee and the securities agent an opinion of counsel to the effect that holders of debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option as described in this paragraph and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised. (Section 4.03).

“Discharged” means that we are deemed to have paid and discharged the applicable debt securities and to have satisfied all the obligations under the indenture, except (a) the rights of holders of the debt securities to receive, from the trust fund, payment of the principal of and premium, if any, and interest on such debt securities when such payments are due, (b) certain of our obligations with respect to transfer and exchange of the debt securities and (c) the rights, powers, trusts, duties and immunities of the trustee under the indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting discharge or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The indenture is also subject to provisions of the Trust Indenture Act that are required to be part of the indenture and is governed by such provisions. (Section 1.12).

Concerning the Trustee

The trustee has banking affiliates with which we may from time to time maintain credit facilities or other ordinary banking relationships.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus will be passed upon for us by Sidley Austin LLP. Any underwriters will also be advised about the validity of the debt securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Larson Manufacturing because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.fbhs.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed in accordance with SEC rules) until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 Annual Report on Form 10-K”);

•	Current Report on Form 8-K filed on February 23, 2021;

•	Current Report on Form 8-K/A filed on February 23, 2021; and

•	Those portion of the Definitive Proxy Statement on Schedule 14A filed on March 22, 2021 incorporated by reference in the 2020 Annual Report on Form 10-K.

You may request a copy of these filings, at no cost other than for exhibits of such filings, by writing to or telephoning us at the following address:

Fortune Brands Home & Security, Inc.

Office of the Secretary

520 Lake Cook Road

Deerfield, Illinois 60015

Telephone number (847) 484-4400

We have filed with the SEC a registration statement to register the debt securities under the Securities Act. This prospectus omits certain information contained in the registration statement, as permitted by SEC rules. You may obtain copies of the registration statement, including exhibits, as noted above. The contents of our website are not incorporated by reference into this prospectus for any purpose.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Securities and Exchange Commission Registration Fee	$ *
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Transfer Agent and Trustee’s Fees and Expenses	**
Printing Expenses	**
Miscellaneous	**
Total	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	Not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our restated certificate of incorporation (“certificate of incorporation”) provides that, to the fullest extent permitted by the DGCL, as amended from time to time, no director shall be personally liable to the Registrant or to its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The certificate of incorporation also provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Registrant, to the fullest extent authorized by the DGCL, provided that the Registrant shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Registrant or brought to enforce certain indemnification rights.

The certificate of incorporation also provides that expenses incurred by a director of the Registrant (acting in his capacity as such) in defending or otherwise participating in any proceeding in advance of its final disposition shall be paid by the Registrant, provided such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

The certificate of incorporation also provides that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.

The Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

In addition, the Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the Registrant or such persons may be required to make in respect thereof.

Item 16.	Exhibits.

1.1	Form of proposed Underwriting Agreement for Debt Securities.*

4.1	Indenture, dated as of June 15, 2015, by and among Fortune Brands Home & Security, Inc. and Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant ’s Current Report on Form 8-K filed on June 16, 2015).

4.2	First Supplemental Indenture, dated as of June 15, 2015, by and among Fortune Brands Home & Security, Inc. and Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent (incorporated herein by reference to Exhibit 4.2 of the Registrant ’s Current Report on Form 8-K filed on June 16, 2015).

4.3	Second Supplemental Indenture, dated as of September 21, 2018, by and among Fortune Brands Home & Security, Inc., Wilmington Trust National Association, as Trustee, and Citibank, N.A., as Securities Agent (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 21, 2018).

4.4	Third Supplemental Indenture, dated as of September 13, 2019, by and among Fortune Brands Home & Security, Inc., Wilmington Trust National Association, as Trustee, and Citibank, N.A., as Securities Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 13, 2019).

4.5	Form of global certificate for the Company’s 4.000% Senior Notes due 2025 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed on June 16, 2015).

4.6	Form of global certificate for the Company’s 4.000% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 21, 2018).

4.7	Form of global certificate for the Company’s 3.250% Senior Notes due 2029 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 13, 2019).

4.8	Form of Debt Securities.*

5.1	Opinion of Sidley Austin LLP as to the legality of the debt securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Sidley Austin LLP is contained in their opinion filed as Exhibit 5.1 to this registration statement.

24.1	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, the Trustee under the indenture.

*

To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities;, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois, on this 3rd day of May, 2021.

FORTUNE BRANDS HOME & SECURITY, INC. (The Company)

By:	/s/ Robert K. Biggart
Robert K. Biggart Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on this 3rd day of May, 2021.

Signature	Title

/s/ Nicholas I. Fink* Nicholas I. Fink	Chief Executive Officer (principal executive officer) and Director

/s/ Patrick D. Hallinan* Patrick D. Hallinan	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Danny Luburic* Danny Luburic	Vice President and Corporate Controller (principal accounting officer)

/s/ Amit Banati* Amit Banati	Director

/s/ Irial Finan* Irial Finan	Director

/s/ Ann Fritz Hackett* Ann Fritz Hackett	Director

/s/ Susan S. Kilsby* Susan S. Kilsby	Director

/s/ A. D. David Mackay* A.D. David Mackay	Director

/s/ John G. Morikis* John G. Morikis	Director

/s/ Jeffery S. Perry* Jeffery S. Perry	Director

/s/ David M. Thomas* David M. Thomas	Director

Signature	Title

/s/ Ronald V. Waters, III* Ronald V. Waters, III	Director

*By:	/s/ Robert K. Biggart
(Robert K. Biggart, Attorney-in-fact)**

** By authority of the powers of attorney filed herewith.